UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 11,  2010

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

     West Virginia                                                                   No. 0-16587                                                 55-0672148
(State or other jurisdiction of                                     (Commission File Number)                                  (I.R.S. Employer
incorporation or organization)                                                                                                                 Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

  [  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2010, the Board of Directors of Summit Financial Group, Inc. (the “Company”) appointed Georgette R. George to serve as a member of the board of directors.  Ms. George’s term will  expire at the 2011 Annual  Meeting of Shareholders and until her successor is elected and qualified .  Ms. George will serve as a member of the Company’s Audit and Compliance Committee and the Company’s 401(k) Profit Sharing and ESOP Trustee Committee.

On February 11, 2010, Ms. George also entered into Indemnification Agreements with the Company and its subsidiary bank, Summit Community Bank, Inc. (the “Bank”). The Indemnification Agreements supplement the existing indemnification provided for in Summit’s Restated Articles of Incorporation and the Bank’s bylaws.  The Indemnification Agreements provide that the directors will be indemnified to the fullest extent permitted by law.  They also provide for the advancement of expenses to the fullest extent permitted by law.  The obligations of Summit under the Indemnification Agreements are contractual and cannot be amended without the consent of both Ms. George and the Company, or Ms. George and the Bank, as applicable.

A copy of Indemnification Agreement with the Company is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

ITEM 9.01.             Financial Statements and Exhibits

(d)           Exhibits

Form of  Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SUMMIT FINANCIAL GROUP, INC.

Date:  February 18, 2010                                                                           By:            /s/  Julie R. Cook
                         Julie R. Cook
                         Vice President &
                         Chief Accounting Officer